As filed with the Securities and Exchange Commission on October 2, 2008

Registration No. 333-151670

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	26-0287117
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

75080 Frank Sinatra Drive

Palm Desert, California 92211

(760) 341-3606

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard J. Heckmann

Chairman and Chief Executive Officer

75080 Frank Sinatra Dr.

Palm Desert, California 92211

(760) 341-3606

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven D. Pidgeon, Esq. David P. Lewis, Esq. Jeffrey Thacker, Esq. DLA Piper LLP (US) 2415 East Camelback Road, Suite 700 Phoenix, Arizona 85016 (480) 606-5100	Xu Hong Bin President China Water and Drinks Inc. Unit 607, 6/F Concordia Plaza 1 Science Museum Road Tsimshatsui East, Kowloon, Hong Kong, Peoples’ Republic of China +86-755-25526332	Richard S. Green, Esq. Joseph R. Tiano, Jr., Esq. Thelen Reid Brown Raysman & Steiner LLP 875 Third Avenue, 10th Floor New York, New York 10022 (212) 603-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐  Large accelerated filer    ☐  Accelerated filer    ☒  Non-accelerated filer    ☐  Smaller reporting company

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to this Registration Statement is being filed for the sole purpose of filing certain exhibits to the Registration Statement. This Amendment No. 5 does not modify the Joint Proxy and Information Statement/Prospectus included within this Registration Statement; accordingly, the Joint Proxy and Information Statement/Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The registrant’s amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by the registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to the registrant’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, it has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Article Ninth of the registrant’s amended and restated certificate of incorporation provides, in part:

“The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.”

The registrant has obtained policies insuring the registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger and Reorganization, dated May 19, 2008, by and among registrant, Heckmann Acquisition II Corporation and China Water and Drinks Inc. (included in Annex A to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

2.1A	Amendment No. 1 to Merger Agreement, dated September 29, 2008, by and among registrant, Heckmann Acquisition II Corporation and China Water and Drinks Inc. (included in Annex A to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of registrant, incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to registrant’s Registration Statement on Form S-1 filed September 4, 2007.

3.2	Amended Restated Bylaws of registrant, incorporated herein by reference to Exhibit 3.2 to Amendment No. 4 to registrant’s Registration Statement on Form S-1 filed October 26, 2007.

3.3	Amendment to Amended and Restated Certificate of Incorporation of registrant, to be effective upon the consummation of the merger (included as Annex H to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

4.1	Specimen share certificate of registrant’s common stock incorporated herein by reference to Exhibit 4.1 to registrant’s Registration Statement on Form S-1 filed June 26, 2007.

4.5	Registration Rights Agreement, dated May 19, 2008, by and between registrant and the holders of China Water and Drinks Inc. common stock named therein (included as Annex G to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

5.1**	Opinion of DLA Piper USA, LLP regarding the legality of the securities being registered.

8.1**	Opinion of DLA Piper USA, LLP regarding certain U.S. income tax aspects of the merger.

8.2**	Opinion of Thelen Reid Brown Raysman & Steiner LLP regarding certain U.S. income tax aspects of the merger.

10.19	Majority Stockholder Consent Agreement, dated May 19, 2008, by and between registrant and Xu Hong Bin (included in Annex B to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.19A	Amendment No. 1 to Majority Stockholder Consent Agreement, dated September 19, 2008, by and between registrant and Xu Hong Bin (included in Annex B to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.19B	Amendment No. 2 to Majority Stockholder Consent Agreement, dated September 26, 2008, by and between registrant and Xu Hong Bin (included in Annex B to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

Exhibit Number	Exhibit Description

10.20	Majority Stockholder Consent Agreement, dated May 19, 2008, by and between registrant and Chen Xing Hua (included in Annex C to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.20A	Amendment No. 1 to Majority Stockholder Consent Agreement, dated September 26, 2008, by and between registrant and Chen Xing Hua (included in Annex C to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.21	Undertaking Agreement, dated May 19, 2008, by and among registrant, China Water and Drinks Inc. and the holders of China Water and Drinks Inc. common stock named therein (included in Annex D to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.21A	Amendment No. 1 to Undertaking Agreement, dated September 26, 2008, by and among registrant, China Water and Drinks Inc. and the holders of China Water and Drinks Inc. common stock named therein (included in Annex D to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.22	Conversion Agreement, dated May 19, 2008, by and among registrant, China Water and Drinks Inc. and the holders of China Water and Drinks Inc. 5% secured convertible notes due January 29, 2011 named therein (included as Annex F to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.23	Release Agreement, dated May 19, 2008, by and among registrant, China Water and Drinks Inc. and the holders of China Water and Drinks Inc. named therein (included as Annex E to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm.

23.3*	Consent of Madsen & Associates CPA Inc., Independent Registered Public Accounting Firm.

23.4*	Consent of Madsen & Associates CPA Inc., Independent Registered Public Accounting Firm.

23.5**	Consent of DLA Piper USA, LLP (included as part of Exhibit 5.1).

23.6**	Consent of DLA Piper USA, LLP (included as part of Exhibit 8.1).

23.7**	Consent of Thelen Reid Brown Raysman & Steiner LLP (included as part of Exhibit 8.2).

24.1**	Powers of Attorney for registrant.

99.1**	Form of Proxy Card.

99.2**	Consent of Andrew D. Seidel as director nominee.

99.3**	Consent of Timothy L. Traff as director nominee.

99.4**	Form of Election and Letter of Transmittal for stockholders of China Water & Drinks Inc.

(b)	Financial Statement Schedules: None
(c)	Opinions: None
*	Filed herewith
**	Previously filed.

Item 22.	Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(D) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on the 2nd day of October, 2008.

HECKMANN CORPORATION

By:	/s/ DONALD G. EZZELL
Donald G. Ezzell
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard J. Heckmann	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)	October 2, 2008

/s/ DONALD G. EZZELL Donald G. Ezzell	Vice President, General Counsel and Secretary	October 2, 2008

* Lou L. Holtz	Director	October 2, 2008

* Alfred E. Osborne, Jr.	Director	October 2, 2008

* Dan Quayle	Director	October 2, 2008

* By:	/S/ DONALD G. EZZELL
Name:	Donald G. Ezzell Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger and Reorganization, dated May 19, 2008, by and among registrant, Heckmann Acquisition II Corporation and China Water and Drinks Inc. (included in Annex A to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

2.1A	Amendment No. 1 to Merger Agreement, dated September 29, 2008, by and among registrant, Heckmann Acquisition II Corporation and China Water and Drinks Inc. (included in Annex A to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of registrant, incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to registrant’s Registration Statement on Form S-1 filed September 4, 2007.

3.2	Amended Restated Bylaws of registrant, incorporated herein by reference to Exhibit 3.2 to Amendment No. 4 to registrant’s Registration Statement on Form S-1 filed October 26, 2007.

3.3	Amendment to Amended and Restated Certificate of Incorporation of registrant, to be effective upon the consummation of the merger (included as Annex H to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

4.1	Specimen share certificate of registrant’s common stock incorporated herein by reference to Exhibit 4.1 to registrant’s Registration Statement on Form S-1 filed June 26, 2007.

4.5	Registration Rights Agreement, dated May 19, 2008, by and between registrant and the holders of China Water and Drinks Inc. common stock named therein (included as Annex G to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

5.1**	Opinion of DLA Piper USA, LLP regarding the legality of the securities being registered.

8.1**	Opinion of DLA Piper USA, LLP regarding certain U.S. income tax aspects of the merger.

8.2**	Opinion of Thelen Reid Brown Raysman & Steiner LLP regarding certain U.S. income tax aspects of the merger.

10.19	Majority Stockholder Consent Agreement, dated May 19, 2008, by and between registrant and Xu Hong Bin (included in Annex B to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.19A	Amendment No. 1 to Majority Stockholder Consent Agreement, dated September 19, 2008, by and between registrant and Xu Hong Bin (included in Annex B to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.19B	Amendment No. 2 to Majority Stockholder Consent Agreement, dated September 26, 2008, by and between registrant and Xu Hong Bin (included in Annex B to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.20	Majority Stockholder Consent Agreement, dated May 19, 2008, by and between registrant and Chen Xing Hua (included in Annex C to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.20A	Amendment No. 1 to Majority Stockholder Consent Agreement, dated September 26, 2008, by and between registrant and Chen Xing Hua (included in Annex C to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

Exhibit Number	Exhibit Description

10.21	Undertaking Agreement, dated May 19, 2008, by and among registrant, China Water and Drinks Inc. and the holders of China Water and Drinks Inc. common stock named therein (included in Annex D to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.21A	Amendment No. 1 to Undertaking Agreement, dated September 26, 2008, by and among registrant, China Water and Drinks Inc. and the holders of China Water and Drinks Inc. common stock named therein (included in Annex D to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.22	Conversion Agreement, dated May 19, 2008, by and among registrant, China Water and Drinks Inc. and the holders of China Water and Drinks Inc. 5% secured convertible notes due January 29, 2011 named therein (included as Annex F to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

10.23	Release Agreement, dated May 19, 2008, by and among registrant, China Water and Drinks Inc. and the holders of China Water and Drinks Inc. common stock named therein (included as Annex E to the joint proxy and information statement/prospectus forming part of this registration statement and incorporated herein by reference).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm.

23.3*	Consent of Madsen & Associates CPA Inc., Independent Registered Public Accounting Firm.

23.4*	Consent of Madsen & Associates CPA Inc., Independent Registered Public Accounting Firm.

23.5**	Consent of DLA Piper USA, LLP (included as part of Exhibit 5.1).

23.6**	Consent of DLA Piper USA, LLP (included as part of Exhibit 8.1).

23.7**	Consent of Thelen Reid Brown Raysman & Steiner LLP (included as part of Exhibit 8.2).

24.1**	Powers of Attorney for registrant.

99.1**	Form of Proxy Card.

99.2**	Consent of Andrew D. Seidel as director nominee.

99.3**	Consent of Timothy L. Traff as director nominee.

99.4**	Form of Election and Letter of Transmittal for stockholders of China Water & Drinks Inc.

*	Filed herewith
**	Previously filed.